As filed with the Securities and Exchange Commission on November 9, 2012.
                                                                                                          Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BUCKEYE TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	1001 Tillman Street, Memphis, TN 38112		62-1518973
(State of Incorporation)	(Address of principal executive offices) (Zip Code)		(I.R.S. Employer Identification No.)
AMENDED AND RESTATED BUCKEYE TECHNOLOGIES INC. 2007 OMNIBUS INCENTIVE COMPENSATION PLAN (Full Title of the Plan)
John B. Crowe
Chairman of the Board of Directors and
Chief Executive Officer
Buckeye Technologies Inc.
P.O. Box 80407
1001 Tillman Street
Memphis, Tennessee 38108-0407
(901) 320-8100
 (Name, address, and telephone number, including area code, of agent for service)

With a Copy to:
Thomas J. Friedmann William J. Tuttle Dechert LLP 1775 I Street, NW Washington, DC 20006 (202) 261-3300
CALCULATION OF REGISTRATION FEE
Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock of Buckeye Technologies Inc., par value $.01 per share to be issued under the Plan (2)	2,000,000 shares	$25.13	$50,260,000	$6,855.46
(1)  This amount is based upon the average of the high and low sale prices for shares of common stock of Buckeye Technologies Inc. (the “Registrant”), par value $.01 per share (the “Common Stock”), as reported on the New York Stock Exchange on November 8, 2012, and is used solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933.

(2)  Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Amended and Restated Buckeye Technologies Inc. 2007 Omnibus Incentive Compensation Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of the outstanding shares of the Registrant.

PART II

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the Plan is effective.  A prior Registration Statement on Form S-8 was filed by the Registrant on June 17, 2008 (File No. 333-151724), which registered 3,500,000 shares of Common Stock under the Plan with the Securities and Exchange Commission (the “Commission”).  This Registration Statement registers an additional 2,000,000 shares of Common Stock under the Plan.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the Registration Statement on Form S-8 previously filed by the Registrant with the Commission on June 17, 2008 (File No. 333-151724).

Item 8.  Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement.

5.1           Opinion of Dechert LLP (counsel to the Registrant).

10.1*	Amended and Restated Buckeye Technologies Inc. 2007 Omnibus Incentive Compensation Plan.

23.1           Consent of Ernst & Young LLP.

23.2           Consent of Dechert LLP (contained in opinion filed as Exhibit 5.1 to this Registration Statement).

24           Power of Attorney (set forth on signature page of this Registration Statement).

* Incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement with respect to the fiscal year ended June 30, 2012, filed with the Commission on September 20, 2012.

Item 9. Undertakings.

(a)           The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.           if the registrant is relying on Rule 430B (§230.430B of this chapter):

A.           each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.           each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.           if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.           any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.           any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.           the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.           any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Memphis, State of Tennessee, on this 9th day of November, 2012.

BUCKEYE TECHNOLOGIES INC.

By: /s/ John B. Crowe
John B. Crowe
Director, Chairman of the Board
and Chief Executive Officer

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John B. Crowe and Steven G. Dean, and each of them, as such person’s attorney-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto him full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such person, or his agent or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ John B. Crowe John B. Crowe	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 9, 2012
/s/ Steven G. Dean Steven G. Dean	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 9, 2012
/s/ Shannon A. Brown Shannon A. Brown	Director	November 9, 2012
/s/ George W. Bryan George W. Bryan	Director	November 9, 2012
/s/ R. Howard Cannon R. Howard Cannon	Director	November 9, 2012
/s/ Red Cavaney Red Cavaney	Director	November 9, 2012
/s/ David B. Ferraro David B. Ferraro	Director	November 9, 2012
/s/ Katherine Buckman Gibson Katherine Buckman Gibson	Director	November 9, 2012
/s/ Lewis E. Holland Lewis E. Holland	Director	November 9, 2012
/s/ Virginia B. Wetherell Virginia B. Wetherell	Director	November 9, 2012

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION	REFERENCE
5.1	Opinion of Dechert LLP	Filed herewith
10.1	Amended and Restated Buckeye Technologies Inc. 2007 Omnibus Incentive Compensation Plan	Incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement with respect to the fiscal year ended June 30, 2012, filed on September 20, 2012
23.1	Consent of Ernst & Young LLP	Filed herewith
23.2	Consent of Dechert LLP	Included in Exhibit 5.1
24	Power of Attorney	Included in signature page